UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

LANDAUER, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

(708) 755-7000

Registrant's telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2017, Landauer, Inc. (the “Company”) and its subsidiaries Global Physics Solutions, Inc. (“GPS”) and Landauer Europe, Ltd. (“Landauer Europe” and together with GPS and the Company, the “Borrowers”), entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with BMO Harris Bank N.A., as administrative agent, and the lenders that are party thereto, which Amended Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement dated as of August 2, 2013, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 30, 2014 (as so amended, the “Existing Credit Agreement”).

The Amended Credit Agreement replaced the Existing Credit Agreement that contained substantially similar terms but decreased the revolving loan facility amount from $175 million to $125 million and extended the maturity date from August 2, 2018 to July 13, 2022. The Amended Credit Agreement also added Landauer Europe as a borrower entity, which addition included related modifications to the agreement to account for a borrower entity located in the United Kingdom.

The Amended Credit Agreement also, among other things, (i) amended the definition of EBITDA, (ii) amended the margins in the definition of Applicable Margin, (iii) includes a mandatory prepayment in an amount sufficient to reduce the then outstanding amounts to an amount not to exceed 100% of the applicable sublimit then in effect, if the administrative agent provides notification that the then outstanding loans exceed an amount equal to 105% of the applicable sublimit then in effect and (iv) clarifies that a letter of credit may expire one year beyond the letter of credit termination date so long as such letter of credit is cash collateralized in an amount equal to 103% of the maximum face amount of such letter of credit.

Similar to the Existing Credit Agreement, the Amended Credit Agreement contains customary representations and covenants, including financial covenants that the Company will maintain a fixed charge coverage ratio and leverage ratio within certain levels as defined therein.

A copy of the Amended Credit Agreement is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Amended Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Second Amended and Restated Credit Agreement, dated as of July 13, 2017, among Landauer, Inc., Global Physics Solutions, Inc. and Landauer Europe, Ltd, as borrowers, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

July 17, 2017	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION

10.1

Second Amended and Restated Credit Agreement, dated as of July 13, 2017, among Landauer, Inc., Global Physics Solutions, Inc. and Landauer Europe, Ltd, as borrowers, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto.